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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 of SPX Corporation registering 1,443,286 shares of its common stock and to the incorporation by reference therein of our report dated December 22, 2000, with respect to the consolidated financial statements of VSI Holdings, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

Ann Arbor, Michigan                                     /S/ PLANTE & MORAN, LLP
April 16, 2001